Exhibit 21

                                  Subsidiaries
                                  ------------


                              The Bank of Asheville
                (a North Carolina chartered banking corporation)

                    Weststar Financial Services Corporation I
                          (a Delaware statutory trust)

                     Bank of Asheville Mortgage Company, LLC
                  (a North Carolina limited liability company)






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